UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2005
SHOPSMITH, INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-9318	31-0811466

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6530 Poe Avenue, Dayton, OH	45414

(Address of principal executive offices)	(Zip code)
937-898-6070
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 3, 2005, the Board of Directors of Shopsmith, Inc. (the “Company”) approved a 1 for 500 reverse stock split to be followed immediately by a 500 for 1 forward stock split (the “Transaction”). If the Transaction is approved by the Company’s shareholders and implemented, the Company expects to have less than 500 shareholders of record, which will enable the Company to voluntarily terminate the registration of its common shares under the Securities Exchange Act of 1934. As a result, the Company would no longer be required to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”). The deregistration of the Company’s common shares and the suspending of the Company’s periodic reporting requirements are expected to result in significant costs savings.
     Pursuant to the Transaction, shareholders holding fewer than 500 common shares of the Company immediately before the Transaction will receive from the Company a cash payment equal to $0.27 per pre-split common share. Shareholders holding more than 500 common shares of the Company immediately before the Transaction will continue to hold the same number of shares after completion of the Transaction and will not receive any cash payment. The Board of Directors retained and received an opinion from Donnelly Penman & Partners, the Company’s financial advisor, that the cash consideration to be paid in the proposed transaction is fair, from a financial point of view, to the shareholders of the Company.
     The proposed transaction is subject to approval by the holders of a majority of the issued and outstanding common shares of the Company. Shareholders will be asked to approve the Transaction at the Company’s next annual meeting of shareholders, which is expected to be held in October of this year.
     The description of the proposed Transaction included in this Current Report is not a solicitation of a proxy or an offer to acquire any common shares of the Company. The Company intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the Transaction. All shareholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when the documents are available because the documents will contain important information about the annual meeting and the proposed Transaction, including information about the persons soliciting proxies, their interests in the transaction, and related matters. After the Company files the preliminary proxy statement with the SEC, shareholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC’s website at www.sec.gov. The Company will also mail a copy of the definitive proxy statement prior to the annual meeting to its shareholders entitled to vote at the annual meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHOPSMITH, INC.
Date: August 4, 2005	By	/s/ Mark A. May

Mark A. May Vice President of Finance

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